Exhibit 4.1
COMMON STOCK COMMON STOCK NUMBER SHARES DRH THIS CERTIFICATE IS TRANSFERABLE IN _____ CUSIP 252784 30 1 THE CITY OF NEW YORK, NY INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND CERTAIN DEFINITIONS SEE REVERSE FOR THIS CERTIFIES THAT BY: AMERICANCOUNTERSIGNED is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $STOCK 0.01 DIAMONDROCK HOSPITALITY COMPANY TRANSFER (hereinafter, the “Corporation”) transferable on the books of the AND properly endorsed or assigned. This Certificate and the shares Corporation’s Certificate of aws, as amended. This Certificate is not validIncorporation, as amended, and Byl REGISTERED: Transfer Agent and Registrar. AUTHORIZED TRANSFER WITNESS the facsimile signatures of its duly authorized officers. DATED:AGENT CORPORATE SECRETARY _____ CHIEF EXECUTIVE OFFICER _____ AND &

DiamondRock Hospitality Company

IMPORTANT NOTICE

The Corporation will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent that they have been set and (ii) the authority of the board of directors of the Corporation to set the relative rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, as may be amended from time to time, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on beneficial and constructive ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Corporation's charter provides that, subject to some exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the Corporation's common stock or of the value of the aggregate outstanding shares of the Corporation's capital stock (the "Ownership Limit"), except that certain "look through entities," such as mutual funds, may beneficially own up to 15% of the Corporation's common stock or of the value of the aggregate outstanding shares of the Corporation's capital stock (the "Look-Through Ownership Limit"). The Corporation's bylaws provide that, notwithstanding any other provision of the Corporation's charter or the bylaws, the Corporation's board of directors will exempt any person from the Ownership Limit and the Look-Through Ownership Limit, provided that: (i) such person shall not beneficially own shares of capital stock that would cause an "individual" (within the meaning of Section 542(a)(2) of the Code, but not including a "qualified trust" (as defined in Code Section 856(h)(3)(E)) subject to the look-through rule of Code Section 856(h)(3)(A)(i)) to beneficially own (a) shares of capital stock in excess of 9.8% in value of the aggregate outstanding shares of the Corporation's capital stock or (b) in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of the Corporation's common stock; (ii) the board of directors of the Corporation obtains such representations and undertakings from such person as are reasonably necessary to ascertain that such person's ownership of such shares of capital stock will not now or in the future jeopardize the Corporation's ability to qualify as a REIT under the Code; and (iii) such person agrees that any violation or attempted violation of any of the foregoing restrictions or any such other restrictions that may be imposed by the Corporation's board of directors will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below).

The Corporation's charter also prohibits any person from (a) owning shares of the Corporation's capital stock if such ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (b) transferring shares of the Corporation's capital stock if such transfer would result in the Corporation's capital stock being owned by fewer than 100 persons, (c) owning shares of the Corporation's capital stock if such ownership would cause any of the Corporation's income that would otherwise qualify as rents from real property to fail to qualify as such, including as a result of any of the Corporation's hotel management companies failing to qualify as "eligible independent contractors" under the REIT rules and (d) owning shares of the Corporation's capital stock if such ownership would result in the Corporation failing to qualify as a REIT for federal income tax purposes. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of the Corporation's capital stock that will or may violate any of these restrictions on transferability and ownership will be required to give notice immediately to the Corporation and provide the Corporation with such other information as the Corporation may request in order to determine the effect of such transfer on the Corporation's status as a REIT.

If any transfer of shares of the Corporation's capital stock or other event occurs which, if effective, would result in any person beneficially or constructively owning shares of the Corporation's capital stock in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of the Corporation's capital stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries, and the Prohibited Owner shall not acquire any rights in such shares.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ______________ Custodian ______________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______________
(State)

UNIF TRF MIN ACT– ______________ Custodian (until age ______)
(Cust)
______________ under Uniform Transfers
(Minor)
to Minors Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

______________________ *Shares*

of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ANY ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED ______________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C.RULE 17-Ad.